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ATMEL CORPORATION

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Atmel Corporation issued the following press release on the evening of May 9, 2007.

N E W S  R E L E A S E

ATMEL BOARD AND NEW MANAGEMENT TEAM COMMITTED TO TAKING ALL
APPROPRIATE ACTIONS TO UNLOCK SHAREHOLDER VALUE
Will Add Two New, Highly Qualified Independent Directors for Election at July Annual
Meeting
SAN JOSE, CA, May 9, 2007—Atmel(R) Corporation (NASDAQ: ATML) today said that its Board of Directors and new management team are making significant progress on their plan to unlock shareholder value and that they will continue implementing additional strategic and operational actions throughout 2007. These actions include focusing on Atmel’s core microcontroller and related businesses; improving, restructuring and/or exiting businesses that don’t meet financial targets; returning excess capital to shareholders; and further enhancing corporate governance with the addition of two new, highly qualified, independent directors, which the Board is committed to including in the Company’s June proxy statement for election by shareholders at Atmel’s annual meeting scheduled for July 25, 2007. As previously announced, a search for director candidates is underway with the assistance of Heidrick & Struggles. Among the criteria established by Atmel’s independent nominating committee as part of this search are prior public company board experience and independence. None of Mr. Perlegos’s nominees meet these qualifications.
“Our Board of Directors is actively engaged in Atmel’s transformation and we are confident in our ability to realize our goals,” said Steven Laub, Atmel’s President and Chief Executive Officer. “We look forward to adding two new highly qualified, independent directors to the Atmel Board who have the commitment, experience and insight into our business to assist us in the continued successful execution of our plan to transform Atmel and increase shareholder value.”
To support Atmel’s Board of Directors and new management team at the Special Meeting on May 18, 2007, shareholders should use the Company’s WHITE card to vote AGAINST the Perlegos proposal — by telephone, by Internet, or by signing, dating and returning the WHITE proxy card marked AGAINST today.
If shareholders have any questions about how to vote their WHITE proxy, they should contact the firm assisting Atmel in the solicitation of proxies: Innisfree M&A Incorporated, toll-free at (877) 456-3488.
CONTACT: Investor:
Atmel Corporation
Robert Pursel, 408-487-2677
Director of Investor Relations

or
Media:
Jennifer Schaefer / Mike Cuneo, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher